EXHIBIT 10.9

Union Carbide Corporation and Subsidiaries

Contribution Agreement

CONTRIBUTION AGREEMENT (this “Agreement”), effective this 21st day of December, 2007, by and among Union Carbide Corporation, a New York corporation (“UCC”), Dow International Holdings Company, a Delaware corporation (“DIHC”) and The Dow Chemical Company, a Delaware corporation (“TDCC”) (each a “Party” and, collectively, the “Parties”).

WHEREAS, UCC owns all of the issued and outstanding equity interests of UC Investment B.V., a private limited liability company organized under the laws of  Netherlands (the “UCI Interests”);

WHEREAS, TDCC currently directly (and indirectly through its wholly owned subsidiary Essex Specialty Products LLC) owns 92.59%, and UCC currently owns 7.41%, of the outstanding equity interests of DIHC; and

WHEREAS, UCC desires to contribute to DIHC, and DIHC desires to acquire from UCC, the UCI Interests and the Parties wish to set forth their agreements in connection with such contribution;

NOW, THEREFORE, in consideration of the foregoing and the respective premises, mutual covenants and agreements of the Parties, the Parties agree as follows:

Section 1.  Contribution of UCI Interests.  Upon and subject to the conditions set forth in this agreement, UCC will contribute, assign, and transfer the UCI Interests to DIHC (the “Contribution”) by the execution of a notarial deed in the Netherlands, such deed substantially in the form of the draft of such deed, indicated with 11097 (Document 003). DIHC shall accept such Contribution by the execution of the same notarial deed.

Section 2.  Issuance of Additional Interests in DIHC.

(a)  As consideration for the Contribution, DIHC shall issue to UCC shares in DIHC that will result in UCC owning an additional percentage of the equity of DIHC (the “Additional Equity Percentage”) determined as follows:

Additional Equity Percentage = ((ECV/(DIHC EV + ECV)) X 100

Where:

                                “ECV” means the contribution value of UCI’s interest in EQUATE Petrochemical Co. K.S.C. and EQUATE Marketing Co. E.C. (together, the “EQUATE Companies”) which for the purposes of this Agreement shall be deemed to be (A) $3,011,000,000 adjusted for (B) 42.5% of the Net Debt of the EQUATE Companies as of December 31, 2007, as calculated by Ernst &Young, less (C) the amount distributed to DIHC or a subsidiary thereof by the Equate Companies in respect of the earnings of the EQUATE Companies during their 2007 fiscal year (the “2008 Distribution”); and

                                “DIHC EV” means the equity value of DIHC, which for the purposes of this Agreement shall be deemed to be (A) the product of 7.75 times the 2006 EBITDA (earnings before interest, taxes, depreciation and amortization) of DIHC, as calculated by Ernst & Young, adjusted for (B) the Net Debt of DIHC as of December 31, 2007, as calculated by Ernst & Young, plus (C) to the extent not accounted for in the determination of the Net Debt of DIHC, the value of any additional contributions made to DIHC on or after January 1, 2007, as approved by UCC’s President, with the value of the additional contributions as mutually agreed upon by the Parties and incorporated into the calculation of DIHC EV by Ernst & Young; and

                                “Net Debt” means the current and non-current portion of long term debt less cash and cash equivalents (including intercompany notes payable and receivable and related interest).

DIHC shall issue such additional shares to UCC within thirty (30) business days after delivery by Ernst & Young to the Parties of a financial summary setting forth the ECV and the DIHC EV, including (i) the Net Debt of the EQUATE Companies as of December 31, 2007, (ii) the amount of the 2008 Distribution, (iii) the ECV, (iv) the 2006 EBITDA of DIHC, (v) the Net Debt of DIHC as of December 31, 2007, (vi) any amount to be added to the DIHC EV pursuant to clause (C) of the definition thereof and (vii) the DIHC EV.

Union Carbide Corporation and Subsidiaries

Contribution Agreement

(b)  TDCC shall have the right to acquire, at any time prior to the issuance of DIHC shares to UCC pursuant to Section 2(a), a number of shares of DIHC sufficient to allow TDCC to own greater than 80% of the outstanding shares of DIHC immediately following the issuance of shares to UCC pursuant to Section 2(a) above at a purchase price determined as follows:

           Price = Number of Shares to be issued X (DIHC EV / No. of Shares of DIHC Then Outstanding)

Section 3.  Remittance of 2008 Distribution.  Within thirty (30) days of receipt thereof by DIHC or a subsidiary thereof, TDCC shall pay to UCC, by wire transfer to a bank account specified by UCC, 65% of the 2008 distribution.

Section 4.  UCC Put.  UCC shall have the right (the “Put”), by giving written notice (the “Exercise Notice”) to TDCC at the address specified on the signature page to this Agreement at any time during the period beginning January 1, 2009 and ending on December 31, 2011 to sell the shares in DIHC issued to UCC pursuant to Section 2(a) for an amount equal to 110% of ECV, plus an amount of accretion thereon of 2% compounded annually from January 1, 2008 until the date the sale to TDCC is consummated.  If UCC exercises the Put, TDCC will purchase the shares subject thereto and deliver to UCC by wire transfer to a bank account specified by UCC the purchase price therefore within ninety (90) business days after delivery of the Exercise Notice to TDCC.  Upon receipt of such purchase price UCC will deliver the subject shares to TDCC endorsed in blank.

Section 5.  Further Assurances.  Each Party hereto covenants and agrees to take any and all such further action and to execute, acknowledge and deliver such further instruments, documents and agreements as the other Party hereto may reasonably request to effectuate, consummate or confirm the transactions contemplated by this Agreement.

Section 6.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.  Delivery of an executed signature page by telecopier or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed signature page of this Agreement.

Section 7.  Entire Agreement.  This Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings or representations, whether written or oral, by or between the Parties to the extent that they relate in any way to the subject matter of this Agreement.

Section 8.  Applicable Law.  This Agreement shall be governed by the laws of the State of Delaware, and the Parties submit to the non-exclusive jurisdiction of any Delaware state court in relation to any dispute that may arise from it.

Section 9.  Severability.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.  This Agreement may not be assigned by any Party without the express prior written consent of the other Party, and any attempted assignment without such consent shall be null and void.

Section 11.  Amendments.  This Agreement may not be modified, amended or supplemented except in writing signed by the Parties.

Union Carbide Corporation and Subsidiaries

Contribution Agreement

IN WITNESS WHEREOF, each of the Parties, acting through its duly authorized representative, has caused this Agreement to be signed in its respective name as of the date first above written.

/s/ DAVID G WILKINS
UNION CARBIDE CORPORATION

By:	David G. Wilkins
Title:	Authorized Officer

/s/ WILLIAM L CURRY
DOW INTERNATIONAL HOLDINGS COMPANY

By:	William L. Curry
Title:	Authorized Officer

/s/ WILLIAM L CURRY
THE DOW CHEMICAL COMPANY

By:	William L. Curry
Title:	Authorized Officer

Address for Notices:

Union Carbide Corporation
400 West Sam Houston Pkwy, South
Houston, TX 77042
Attn: Legal Department

Dow International Holdings Company
2030 Dow Center
Midland, MI 48674
Attn: Legal Dept.

The Dow Chemical Company
2030 Dow Center
Midland, MI 48674
Attn: Legal Dept.